EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

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We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 covering the registration of 100,000 shares of Omega Flex, Inc. common stock to be filed on June 30, 2006 of Omega Flex, Inc. of our report dated May 19, 2006 relating to the December 31, 2005 financial statements of the Omega Flex, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

By: /S/ Vitale, Caturano & Company. Ltd	.

Vitale, Caturano & Company, Ltd.

Boston, Massachusetts

June 30, 2005